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                                                                   Exhibit 10.44

                       ALLIED WORLD ASSURANCE COMPANY LTD
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                          APPLICABLE TO SENIOR OFFICERS
                      OF ALLIED WORLD ASSURANCE COMPANY LTD
                         EFFECTIVE AS OF JANUARY 1, 2002

                                    ARTICLE I
                        INTRODUCTION AND PURPOSE OF PLAN

      1.1 Establishment of Plan

      This Plan is intended to serve as a supplemental executive retirement plan (deferred compensation plan) for Senior Officers of ALLIED WORLD ASSURANCE COMPANY LTD 43 VICTORIA STREET, HAMILTON, HM12, BERMUDA. The Plan shall be maintained for the exclusive benefit of highly compensated Employees and is intended to be an unfunded deferred compensation plan for US federal income tax purposes. This Plan is effective January 1st, 2002.

      1.2 Purpose of Plan

      The purpose of the Plan is to enable highly compensated U.S. Employees to enhance their retirement security by (i) permitting such Employees to enter into agreements with the Employer to defer receipt of a portion of their Base Salary, and (ii) allowing the Employer to supplement such amounts through additional contributions. It is intended that this Plan and the assets set aside hereunder are to be deemed an Unfunded Deferred Compensation Plan for a select group of management or highly compensated employees within the meaning of sections 201
(2), 301 (a)(2) and 401 (a)(1)of Title I of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"). All of the assets of this Plan are subject to a risk of forfeiture by the claims of the Employer's creditors notwithstanding the fact that they may be contributed by the Employer to the Trustee under a certain Deed of Trust.

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                                   ARTICLE II
                                   DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings as set forth in this Article II unless a different meaning is clearly required by the context.

      2.1 Administrator

      Means the individual or committee appointed by the Employer to administer the Plan, but in no event shall any Participant be eligible to be the Administrator of the Plan.

      2.2 Annual Deferred Compensation Amount

      Means the annual sum of an Employee's Deferral Amount and the Employer's Deferral Amount as herein defined.

      2.3 Base Salary

      Means remuneration, including a Participant's salary, wages and leave pay, as determined and designated as such by the Employer and earned by the Employee for services rendered to the Employer for the Plan Year (including any amount thereof that the Participant has elected to defer under Section 4.1), up to a maximum of Two Hundred Thousand Dollars ($200,000). However, Base Salary shall not include fees, commissions, bonuses, overtime or severance pay.

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      2.4 Beneficiary

      (a) Designation of Beneficiary

      The Participant may designate, in writing delivered to the Administrator or his or her designee before the Participant's death, a beneficiary to receive payments in accordance with this Plan in the event of the Participant's death. The Participant may also designate a contingent beneficiary to receive payments in accordance with this Plan if the primary beneficiary does not survive the Participant. The Participant may designate more than one person as the Participant's beneficiary or contingent beneficiary, in which case (i) no contingent beneficiary would receive any payment unless all of the primary beneficiaries predeceased the Participant, and (ii) the surviving beneficiaries in any class shall share any payments in proportion to the percentages of interest assigned to them by the Participant.

      (b) Change in Beneficiary

      The Participant may change his or her beneficiary or contingent beneficiary (without the consent of any prior beneficiary) in a writing delivered to the Administrator or his or her designee before the Participant's death. Unless the Participant states otherwise in writing, any change in beneficiary or contingent beneficiary will automatically revoke any prior designations of the Participant's beneficiary or contingent beneficiary under this Plan.

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      2.5 Board

      Means the Board of Directors of ALLIED WORLD ASSURANCE COMPANY LTD

      2.6 Change of Ownership/Change of Control

      Means for purposes hereof, the happening of any of the following: (i) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; (ii) the approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company's stock, which results in a change in the responsibilities, compensation, or job description of the Plan Participant, or results in the termination of the Plan Participant's employment with the Company; (iii) a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets; or (iv) the election during any period of twenty-four (24) months, or less, of thirty percent (30%) or more of the members of the Board of Directors of the Company, with or without the approval of a majority vote of the Employer's stockholders, who are not Board members as of the date hereof.

      2.7 Code

      Means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, and includes any Treasury regulations promulgated thereunder.

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      2.8 Company

      Means ALLIED WORLD ASSURANCE COMPANY LTD OF 43 VICTORIA STREET, HAMILTON, HM12, BERMUDA, its covered subsidiaries and affiliates, and its successors and assigns who may adopt this plan.

      2.9 Death

      Means the death of the Employee or Participant, as the case may be.

      2.10 Disability

      Means a finding by the Board on the basis of medical evidence satisfactory to the Board that the Employee in question is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by the Employer and that such disability is likely to be permanent and continuous during the remainder of his life and which actually lasts for more than six (6) months.

      2.11 Disability Benefit

      Means a benefit payable in respect of a Participant's Disability equal to the aggregate of such Participant's Plan Balance including the Employer's Deferral Amounts in such Participant's Plan Balance whether or not vested as of the date of Disability.

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      2.12 Employee

      Means any senior officer of the Employer who (a) is either (i)a U.S. Citizen or (ii)a "resident alien" of the U.S. within the meaning of Code section 7701(b)and the Treasury regulations thereunder (which term includes the holder of a U.S."green card" and a person satisfying the "substantial presence" test of such Treasury regulations)and (b)is performing services as an employee for ALLIED WORLD ASSURANCE COMPANY LTD or its successors at the request of the Employer.

      2.13 Employee's Deferral Amount

      Means the annual amount of the Participant's Compensation that he or she elects to defer pursuant to a properly executed Voluntary Salary Deferral Agreement as set forth in Section 4.1 hereof and any income earned thereon, realized and accrued capital gains and losses thereafter allocated thereto reduced by such portion of the Plan expenses as the Administrator deems reasonable and appropriate.

      2.14 Employer

      Means ALLIED WORLD ASSURANCE COMPANY LTD of 43 Victoria Street, Hamilton HM12, Bermuda or any of its successors which adopt the Plan.

      2.15 Employer's Deferral Amount

      Means the annual amount of the Participant's Compensation that the Employer contributes to the Plan on behalf of the Participant pursuant to
Section 4.2 hereof and any income earned thereon, realized and accrued capital gains and losses thereafter allocated thereto; reduced by such portion of the Plan expenses as the Administrator deems reasonable and appropriate.
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      2.16 Participant

      Means any Employee to the extent that he or she is enrolled in the Plan and retains the rights to benefits under the Plan.

      2.17 Plan

      Means ALLIED WORLD ASSURANCE COMPANY LTD's SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN for Senior Officers as set forth herein, as it may be amended from time to time.

      2.17A Plan Account Balance

      Means, as of any date, the total of the Employee's Deferral Amount and the Employer's Deferral Amount, reduced by any payments made from such Account to the Participant or any Beneficiary prior to that date.

      2.18 Plan Year

      Means the twelve (12) consecutive month period designated by the Employer, as it may be changed hereafter from time to time.

      2.19 Retirement Age

      Means the attainment of the age of sixty-five (65) years by a Participant, or such other time or date as the Participant and the Employer shall agree in advance in writing.

      2.19A Retirement

      Means a Participant's termination of employment with the Company on or after the Participant has attained his or her Retirement Age.







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      2.20 Total Deferred Compensation Amount

      Means the total of The Employee's Deferral Amount plus the Employer's Deferral Amount and any income and gains and losses thereafter allocated thereto.

      2.21 Trust

      Means the deed of trust date _________ 2004 by and between ALLIED WORLD ASSURANCE COMPANY LTD as the Grantor and HAMILTON TRUST COMPANY LIMITED OF #2 REID STREET, HAMILTON HM11, BERMUDA as the Trustee.

      2.22 U.S. Citizen

      Means a citizen of the United States of America as defined under the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, and the Treasury regulations there under.

      2.22A U.S.

      Means the United States of America

      2.23 Voluntary Salary Agreement

      Means the agreement between the Participant and the Employer to defer receipt by the Participant of Compensation not yet earned. Such agreement shall state the Deferral amount to be withheld from the Participant's Base Salary and shall become effective no earlier than the first day of the month following the execution of such agreement.













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                                   ARTICLE III
                            PARTICIPATION IN THE PLAN

      3.1 Eligibility

      The Plan Administrator shall designate the Employees who are eligible to elect to be Participants in the Plan. However, only Employees who are U.S. Citizens and have completed three (3) months of service with the Employer are entitled to elect to participate in the Plan. Each Employee selected by the Plan Administrator to be a Participant in the Plan shall become a Participant following enrollment pursuant to the provisions of this Article III.

      3.2 Enrollment

      Each selected Employee is required to submit an enrollment form and a Voluntary Salary Deferral Agreement to the Plan Administrator stating the amount of Base Salary that such Employee desires to defer. An Employee shall become a Participant and will be enrolled in the Plan upon the Plan Administrator's acceptance of a validly executed enrollment form and Voluntary Salary Deferral Agreement.

      3.3 Timing for making Deferral Elections

      All elections by a Participant to defer receipt of Base Salary pursuant to this Plan must be received by the Administrator no later than 30 days before the commencement of the calendar year for which such deferral election is to apply.


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                                   ARTICLE IV
                      DEFERRAL BY PARTICIPANT AND EMPLOYER

      4.1 Employee's Deferral Amount

      A Participant may elect to defer such amount of his Base Salary as he or she deems appropriate. However, the maximum Deferral Amount for any Participant in any Plan Year shall not exceed twenty-five percent (25%) of such Participant's annual Base Salary. The Employee Deferral Amount shall be made via payroll deductions following the execution by the Employee of a Voluntary Salary Deferral Agreement and enrollment form.

      4.2 Employer's Deferral Amount

      The Employer shall be required to contribute an amount equal to ten percent (10%) of a Participant's annual Base Salary to the Plan. However, the Employer may contribute amounts in excess of ten percent (10%) of a Participant's Base Salary to the Plan if the Employer, in its sole and non-reviewable discretion, deems appropriate under the circumstances. The Employer's Deferral Amount contributed by the Employer for each Participant shall be made on a quarterly basis, but in no event later than fifteen (15) days after the close of each quarter.

      4.3 Annual Deferred Compensation Amount

      The Plan Administrator shall maintain records of each Participant's Annual Deferred Compensation Amount And Total Deferred Compensation Amount.

      4.4 Modifications to Deferral Amounts

      Except as provided in Section 5.3 hereof (relating to hardship distributions) a Participant's election to defer the














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receipt of Base Salary pursuant to this Plan is irrevocable once submitted to the Administrator. The Employer may change its Employer's Deferral Amount with respect to any Participant. Any change shall take effect as soon as administratively practicable but not earlier than the first pay period commencing with or during the first month following receipt by the Administrator of notification from the Employer.

      4.5 Contingency and No Economic Benefit

      The Employer shall cause an account to be kept on its books in the name of each Participant which shall reflect the value of the Participant's Total Deferred Compensation Amount. Notwithstanding anything to the contrary contained herein, until and except to the extent that a Participant's Total Deferred Compensation Amount hereunder is distributed to or vested in each Participant or a Participant's beneficiary, as provided in Article V, the interest of a Participant and/or any beneficiary therein is contingent only and is subject to forfeiture. Title to and beneficial ownership of any assets which are set aside or earmarked to meet the Total Deferred Compensation Amount hereunder, whether cash or any type of investments, shall at all times remain titled in the Company, and no Participant and/or beneficiary shall acquire any ownership interest or security interest in any specific assets of the Employer.

      4.6 Remittance

The Employer shall remit all Employee contributions to the Plan within thirty
(30) days after the end of each month and the Employer contributions within fifteen (15) days of the close of each quarter.










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                                    ARTICLE V
                 DISTRIBUTION AND VESTING/FORFEITURE OF BENEFITS

      5.1 Vesting/Timing of Benefits, Forfeiture of Benefits

      (a) Except as otherwise provided in this Article V, a Participant's Total Deferred Compensation Amount shall fully vest upon the first of the following occurrences to occur: (i) the Participant's Retirement, (ii) the Participant's death, (iii) the Participant's Disability, (iv) the termination of the Plan, and
(v) a Change of Ownership in the Company (with the first to occur of such events being referred to herein as the "First Deferral Time").

      (b) Except as otherwise provided in this Article V, a Participant shall vest as to such Participant's share of the Employer's Deferral Amount in accordance with the following schedule:

TIMING OF VESTING OF EACH ANNUAL                      AMOUNT
DEFERRED COMPENSATION AMOUNT                          VESTED
one (1) year after contribution                 TWENTY-FIVE PERCENT
of Annual Deferred Compensation Amount                 (25%)

two (2) years after contribution                FIFTY PERCENT
of Annual Deferred Compensation Amount                 (50%)

three (3) years after contribution            SEVENTY-FIVE PERCENT
of Annual Deferred Compensation Amount                 (75%)

four (4) years after contribution               ONE HUNDRED PERCENT
of Annual Deferred Compensation Amount                (100%)


      (c) Notwithstanding the foregoing provisions of this Article V, the Employer in its sole and absolute discretion may choose to pay the Participant (or his or her designated Beneficiary)all or any lesser portion of the Participant's Total

Deferred Compensation Account that would otherwise be forfeited by the Participant under the terms of this Article V.

      (d) Notwithstanding anything to the contrary contained in this Article V, a Participant, if living, may elect, but only with the consent of the Employer which the Employer may withhold in its absolute discretion, to further defer the payment of any Total Deferred Compensation Amount past its First Deferral Time until the first to occur of (i) the Participant's Retirement, (ii) the Participant's death, (iii) the Participant's Disability, (iv) the termination of the Plan, (v) the involuntary termination of the Participant's employment with the Employer, (vi) the Participant voluntarily terminates his employment with the Employer, (vii) a Change of Ownership in the Company or (viii) the expiration of two (2) calendar years following the First Deferral Time (with the first to occur of such events being referred to herein as the "Final Deferral Time") by making an irrevocable written election at least six (6) months before the First Deferral Time, which election must be signed by such Participant and filed with the Plan Administrator in a form acceptable to the Administrator; provided, however, that each Participant may only make such an additional deferral once.

      (e) A Participant's Total Deferred Compensation Amount as determined under the provisions of this Article V shall be paid in a lump-sum distribution on or before April 15 of the Plan Year following the Plan Year in which a Participant fully vests as provided hereinabove. Notwithstanding the above, a Participant may elect at anytime prior to the distribution of his or her Total Deferred Compensation Amount, to receive such portions of the Total Deferred Compensation Amount in annual installments as the Employer and the Participant shall agree in a written document submitted to the Plan Administrator, or to purchase an annuity as provided in Section 5.2 hereof. The total amount payable to a Participant shall be appropriately increased or decreased as the case may be, but not more than semi-annually, to reflect the appreciation or depreciation in value and the net income or loss on the funds which remain invested in the Plan.

      (f) If a Participant should die before all of his or her annual installment payments as described in (b) above are made, the unpaid balance of his or her Total Deferred Compensation Amount will continue to be paid in installments for the unexpired portion of such term to his or her designated Beneficiary in the same manner as set forth above. If both a Participant and his designated beneficiary should die before all annual installment payments are made by the Employer then the remaining value of such Total Deferred Compensation Amount shall be determined as of the date of the death of the designated Beneficiary and shall be paid as promptly as possible in one lump sum to the estate of such designated Beneficiary.

      (g) The Plan Administrator at any time and from time to time may order that all or any part of a Participant's Employer Deferral Amount shall become vested and no longer subject to forfeiture, and may order payment of the amounts so vested on dates specified in such orders, if the Plan Administrator finds such action appropriate in the circumstances. In making such orders, the Administrator shall consider an emergency or necessity affecting the personal or family affairs of a Participant or any Beneficiary as provided for in 5.3 herein.

      5.2 Optional Plan Benefit Procedures

      (a) Retirement Benefits

      A Participant may, at any time during the twelve (12) month period immediately prior to his Retirement Date or at any time thereafter prior to such Retirement Date, but not less than six (6) months prior to such Retirement Date, direct the Trustee to use or apply any part or all of his Total Deferral Compensation

Amount Account Balance which will then be vested, or which shall vest by the Participant's Retirement Date, to:

            1. purchase a non-commutable annuity from a suitable insurance company licensed to sell annuities which shall be payable, commencing on the Retirement date until:

                  a. the death of such Participant (a single life annuity); or

                  b. the death of the survivor of such Participant and his or her spouse or other person with whom such Participant resides at his or her Retirement Date as if they were a spouse of each other (a joint and survivor annuity); and

                  c. containing such other terms and conditions as such Participant considers appropriate as permitted by law.

      5.3 Hardship Distributions

      The Administrator has the sole discretion to pay to the Participant, on such terms and conditions as the Administrator may establish and in accordance with applicable law, such part or all of the Participant's Plan Account Balance or Base Salary with respect to which the Participant has made an irrevocable deferral election under Section 4.1 as the Administrator may, in his sole discretion based on substantial evidence submitted by the Participant, determine necessary to alleviate hardship caused by an unanticipated emergency or necessity affecting the Participant's personal or family affairs and which is outside of the Participant's control. Such payment will be made only at the Participant's written request and with the express approval of the Administrator and will be made on the date selected by the Administrator in his or her sole discretion. The balance of the Participant's Plan Account Balance, if any, will continue to be governed by the terms of this Plan. Hardship shall be deemed to exist only on account of expenses for medical care (described in Code section 213 (d)) of the Participant, the Participant's spouse or the Participant's dependents (described in Code section 152);payment of unreimbursed tuition and related educational fees for the Participant, the Participant's spouse or the Participant's dependents; the need to prevent the Participant's eviction from or foreclosure on the Participant's principal residence; unreimbursed damages resulting from a natural disaster; or such other financial need deemed by the Administrator in his or her sole discretion to be immediate or substantial.

                                   ARTICLE VI
                             BENEFICIARY INFORMATION

      6.1 Designation

      A Participant shall have the right to designate Beneficiaries in accordance with clauses 2.4 (a) and 2.4(b) herein

      6.2 Failure to Designate a Beneficiary

      If no designated Beneficiary survives a Participant and benefits are payable following a Participant's death, the Plan Administrator shall direct that payment of such Participant's benefits be made to the person or persons in the first of the following classes of successive preference Beneficiaries: such Participant's (i) spouse; (ii) issue, per stirpes; (iii) parents; (iv) brothers and sisters; and (v) estate.

                                   ARTICLE VII
                               PLAN ADMINISTRATION

      7.1 Plan Administration

      The Employer shall be responsible for appointing an Administrator to administer the Plan. Such Administrator may be an individual or a committee authorized to act collectively on behalf of the Plan. The Administrator shall have sole discretionary responsibility for the operation, interpretation, and administration of the Plan and for determining eligibility for Plan participation and benefits. Any action taken on any matter within the discretion of the Plan Administrator shall be final, conclusive, and binding on all parties. In order to discharge its duties hereunder, the Plan Administrator shall have the power and authority to adopt, interpret, alter, amend or revoke rules and regulations necessary to administer the Plan, to delegate ministerial duties and to employ such outside professionals as may be required for prudent administration of the Plan. The Administrator shall also have authority to enter into agreements on behalf of the Employer necessary to implement the Plan.

      7.2 Ownership of Assets

      Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Title to and beneficial ownership of any Total Deferred Compensation Amount which the Employer may, but is not required to set aside or earmark, whether cash or investments, to make any payments under the Plan, shall at all times remain the property of the Employer (as a part of the Employer's general funds), until such time as vesting shall occur pursuant to the provisions of Article V. Neither a Participant nor any Beneficiary shall under any circumstances acquire any ownership interest or security interest in any specific assets of the Employer. However, nothing in this Section 7.2 shall prevent the Plan from permitting a Participant to request that his Total Deferred Compensation Amount be invested among the different Investment Options under the Plan as provided in Section 7.4. To the extent that any person acquires a right to receive payments from the Employer under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

      7.3 Accounts and Expenses

      The Employer shall establish and maintain an account on its books on behalf of each Participant. Each Participant's account shall be valued at fair market value as of the last day of the Plan Year and such other dates as are necessary for the proper administration of the Plan, and each Participant shall receive a written accounting of his or her account balance under the Plan following such valuation. A Participant's account balance shall reflect his or her aggregate Employee's Deferral Amount and the Employer's Deferral Amount, and shall be reduced by administrative, investment, and other fees necessary for the administration of the Plan which are not paid by the Employer and have been allocated to such Participant.

      7.4 Investments

      The Participants may request that his or her Total Deferred Compensation Amount be allocated among the available Investment Options established by the Plan Administrator. The initial allocation request may be made at the time of enrollment. Once made, an investment allocation request shall remain in effect for the existing Total Deferred Compensation Amount and all subsequent Employer's Deferral Amount and Employee's Deferral Amount contributed to the Plan until changed by a Participant. Participants may change their investment allocation by submitting a written request to the Plan Administrator on such form as may be required by the Plan Administrator. Such changes shall become effective as soon as administratively feasible after the Plan Administrator receives such written request. Although the Plan Administrator intends to invest Total Deferred Compensation Amount according to a Participant's requests, it reserves the right to invest Total Deferred Compensation Amount without regard to such requests.

                                  ARTICLE VIII
                        AMENDMENT OR TERMINATION OF PLAN

      8.1 Amendment of Plan

      The Company, through the Administrator, reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of a Participant to his or her Plan Account Balance (as adjusted to reflect allocations of income or loss on allocable Plan investments and Plan administration expenses as of the date of such amendment or termination).

      8.2 Termination

      Although the Employer has established the Plan with the intention and expectation to maintain the Plan indefinitely, the Employer may terminate or discontinue the Plan in whole or in part at any time without any liability for such termination or discontinuance. Upon Plan termination, additional Employee's Deferral Amount contributions to the Plan and Employer's Deferral Amount contributions to the Plan shall cease, and the Employer shall retain each Participant's Total Deferred Compensation Amount until its distribution as provided for under Article V hereof.

      8.3 (A) Information to Participants

      (a)   The Plan Administrator shall:

            1. administer the collection on behalf of the Trustee of contributions made to the Trust and administer distributions of funds to Beneficiaries of the Trust;

            2. supply, on demand by a Participant or any other person having rights in the Participant's Fund, copies of:

                  a.    the Trust;

                  b.    the Plan;

                  c. the latest statement of accounts, balance sheet and report prepared in accordance with the requirements of the Trust or these Rules;

            3.    provide to each Participant an explanation of:

                  a.    the provisions of the Plan applicable to him/her;

                  b. his/her rights and obligations in respect of the Plan; and

                  c.    each amendment to the Plan within ninety (90) days
                         after an amendment is made; and

                  d. any other information prescribed by the Trust or these Rules;

            4. provide to each Participant notice of termination of the Plan and notice of the payment options available to him or her;

            5. provide to each Participant, at least sixty days prior to his or her Retirement Date, notice of the payment options available to him or her;

            6. provide to each Participant on termination of his or her employment with the Employer, notice of the benefits, rights and obligations of the Participant;

            7. provide to the personal representative of each Participant who has died and to each person named or described in a Beneficiary Designation made by such Participant, notice of the benefits payable as a result of the death of such Participant.

      8.3(B) The Plan Administrator shall deliver to each Participant, within ninety (90) days of the end of each financial year of the Trust, a statement indicating:

            1. the total value of the Participant's Plan Account Balance at the beginning of such financial year;

            2. the total value of that portion of the Participant's Plan Account Balance which had vested in such Participant at the end of such financial year;

            3. the aggregate value of all contributions made to such Participant's Plan Account Balance by the Participant during such financial year;

            4. the aggregate value of all contributions made to such Participant's Plan Account Balance by the Employer during such financial year;

            5. the total value of the Participant's Plan Account Balance at the end of such financial year; and

      8.3(C) In the absence of bad faith, the records of the Employer shall be presumed to be conclusive with regard to Earnings, length of employment and eligibility for membership in the Plan.

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.1 Limitation of Rights: Employment Relationship

      Neither the establishment of the Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving any Participant or other person any legal or equitable right against the Employer except as provided in the Plan. In no event shall the terms of employment of any Employee be modified or in any way be affected by the Plan. Nothing contained herein shall be construed to guarantee a Participant continued employment, nor does the Plan limit the Employer's right to terminate a Participant's employment. Upon an Employee's termination, the obligations of the Company to the Participant shall likewise be terminated, except to the extent of obligations existing pursuant to the Plan and continuing thereunder.

      9.2 Limitation on Assignment

      Benefits under the Plan may not be assigned, sold, transferred, or encumbered by any Participant or any Beneficiary, and any attempt to do so shall be void. The Participants' or any Beneficiary's interest in the benefits under the Plan shall not be subject to their debts or liabilities of any kind and shall not be subject to attachment, garnishment or other legal process.

      9.3 Pronouns

      Whenever used in this Agreement, the masculine pronoun is to be deemed to include the feminine. The singular form, whenever used herein, shall mean or include the plural form where applicable, and vice versa.

      9.4 Representations

      The Employer does not represent or guarantee that any particular U.S. federal or state or foreign income, payroll, personal property or other tax consequence will result from participation in the Plan. Each Participant should consult with professional tax advisors to determine the tax consequences of his or her participation. Furthermore, the Employer does not represent or guarantee successful investment of the Total Combined Deferral Amount and shall not be required to restore any loss which may result from such investment or lack of investment.

      9.5 Severability

      If a court of competent jurisdiction holds any provision of the Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

      9.6 Applicable Law

      Except for the application of U.S. tax law and the Internal Revenue Code, this Plan shall be construed in accordance with Bermuda law and, to the extent otherwise applicable, the laws of the local jurisdiction in which the Employer is located.

      9.7 Liability of Trustee

      "Notwithstanding any other provisions herein contained and for the avoidance of doubt the obligations and liabilities of the Trustee under the Trust referred to in Article 2.21 hereof ('the Trust') are limited and shall at no time exceed the net realizable value from time to time of the available assets of the Trust and the Trustee shall incur no personal liability under or arising from the Trust or the Plan."



The Common Seal of Allied World
Assurance Company Ltd was hereby
affixed in the presence of

/s/ Scott Carmilani
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Director


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Corporate Secretary